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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported):    May 11, 1999
                                                            ----------------

                             SS&C TECHNOLOGIES, INC.

             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware

                 (State or Other Jurisdiction of Incorporation)


                          000-28430                         06-1169696
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                   (Commission File Number)                (IRS Employer
                                                         Identification No.)

         80 Lamberton Road
         Windsor, CT                                           06095
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         (Address of Principal Executive Offices)           (Zip Code)


                                 (860) 298-4500
          -------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.       Other Events.

         The purpose for filing this Current Report on Form 8-K is to update the description of the securities of SS&C Technologies, Inc. We anticipate incorporating this description by reference into filings that we make with the Securities and Exchange Commission from time to time, including any registration statements on Form S-3 or Form S-8. The following information constitutes the "Description of Registrant's Securities" required by Item 202 of Regulation S-K.

                          DESCRIPTION OF CAPITAL STOCK

         The following description of capital stock summarizes the material terms of our common and preferred stock, as well as relevant provisions of our charter and by-laws, each as amended and/or restated to date, and the General Corporation Law of Delaware. For a complete description of the terms of our common and preferred stock, please refer to our charter and by-laws, each as amended and/or restated to date. While the terms summarized below will apply generally to any shares of our common or preferred stock that we may offer in the future, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus relating to the offering of those securities. The terms of any common or preferred stock that we offer pursuant to a prospectus may differ from the terms described below, and any such additional and/or different terms will be set forth in that prospectus.

         As of May 15, 2001, our charter authorized us to issue up to 50,000,000 shares of common stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.01 par value per share. As of May 15, 2001, there were issued and outstanding 16,231,135 shares of our common stock held by 52 stockholders of record and no shares of our preferred stock. On February 24, 1999, our board of directors approved an amendment to our charter to increase the total number of shares of common stock from 25,000,000 to 50,000,000. Our stockholders adopted the foregoing proposal at their annual meeting on May 11, 1999, and we filed the certificate of amendment to our charter with the Secretary of the State of Delaware effecting the approved changes on that date.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably the available net assets after the payment of all our debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

         Under the terms of our charter, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue shares of preferred stock in one or more series. Each series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.


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         The purpose of authorizing the board of directors to issue preferred stock and determine the rights and preferences of any series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

         We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

         Our charter provides for the division of the board of directors into three classes as nearly equal in size as possible with staggered three-year terms. In addition, our charter provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. Under our charter, any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board of directors, may only be filled by vote of a majority of the directors then in office. The classification of the board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

         Our charter also provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our charter further provides that special meetings of the stockholders may only be called by the chairman of the board of directors, the chief executive officer or, if none, the president or by the board of directors. Under our by-laws, in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with specified requirements regarding advance notice to us. These provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for our common stock, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders' meeting, and not by written consent.

         The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws requires a greater percentage. Our charter and by-laws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

         Our charter contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in specified circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a


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knowing violation of law. Further, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2001                     SS&C TECHNOLOGIES, INC.


                                       By: /s/ William C. Stone
                                          --------------------------------------
                                          William C. Stone
                                          President, Chief Executive Officer and
                                          Chairman of the Board




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